Exhibit 99.2

Allakos Announces Phase 2 Lirentelimab Trials in Atopic Dermatitis and Chronic Spontaneous Urticaria Did Not Meet Their Primary Endpoints

– Allakos plans not to pursue further development of lirentelimab; will focus on AK006 clinical development and additional preclinical programs –

– Management to host conference call and webcast today at 8:00 am E.T. –

SAN CARLOS, Calif., Jan. 16, 2024 (GLOBE NEWSWIRE) – Allakos Inc. (the “Company”) (Nasdaq: ALLK), a biotechnology company developing antibodies for the treatment of allergic, inflammatory and proliferative diseases, today announced topline data from its phase 2 clinical trial in patients with atopic dermatitis (ATLAS) and from its Phase 2b clinical trial in patients with chronic spontaneous urticaria (MAVERICK).

“We are disappointed that these trials did not meet their primary endpoint, particularly given the need for new treatment options for patients with these severe diseases. Given that neither trial met its primary endpoint, we have decided to not pursue further clinical development of lirentelimab,” said Craig Paterson, M.D., Chief Medical Officer of Allakos. “We express our gratitude to all of the clinical trial investigators, site coordinators and patients in these trials.”

ATLAS: Phase 2 Trial of Lirentelimab in Patients with Atopic Dermatitis

	Lirentelimab (n=61)	Placebo (n=61)	p-value
Baseline Eczema Area and Severity Index (EASI)	26.8	26.9
Primary Endpoint
Proportion of patients who achieved EASI-75[1]	23%	18%	NS
Prespecified Endpoints
Percent change in EASI	-36%	-26%	NS
Percent Change in EASI: in patients with baseline IGA-3	-30% (n=29)	-34% (n=30)	NS
Percent Change in EASI: in patients with baseline IGA-4	-45% (n=32)	-19% (n=31)	p=0.0476
>4-Point Improvement in PP-NRS (Itch)	20%	8%	p=0.0696

1 = proportion of participants achieving a 75% reduction in the Eczema Area and Severity Index

NS = Not Significant

MAVERICK: Phase 2b Trial of Lirentelimab in Patients with Chronic Spontaneous Urticaria

	Lirentelimab (n=64)	Placebo (n=59)	p-value
Baseline Urticaria Activity Score (UAS7)	31.4	32.4
Primary Endpoint
Change in UAS7	-7.9 (-27%)	-8.4 (-26%)	NS
Prespecified Endpoints
UAS7=0: Complete Response	6%	0%	NS
HSS7=0: Weekly Hives Severity Score of 0	6%	3%	NS
ISS7=0: Weekly Itch Severity Score of 0	9%	2%	NS

Eosinophils Levels

Consistent with previously reported antibody-dependent cellular cytotoxicity (ADCC) activity of lirentelimab on eosinophils, patients treated with lirentelimab showed sustained depletion of blood eosinophil counts. In the ATLAS trial, lirentelimab-treated patients’ blood eosinophils decreased by 96% versus placebo-treated patients’ blood eosinophils which decreased by 15%. In the MAVERICK trial, lirentelimab-treated patients’ blood eosinophils decreased by 95% versus placebo-treated patients’ blood eosinophils which increased by 9%.

Safety Results

Across both trials safety was similar to previous clinical trials of lirentelimab. The most common adverse events were injection-related reactions (IRRs). In the ATLAS trial, 18.5% of lirentelimab treated patients experienced IRRs versus 6.2% of placebo treated patients. In the MAVERICK trial, 18.2% of lirentelimab treated patients experienced IRRs versus 8.2% of placebo treated patients.

Phase 2 ATLAS Trial Design

The 14-week, randomized, double-blind, placebo controlled, multicentered trial evaluated the efficacy, safety and tolerability of lirentelimab versus placebo in adult patients with moderate-to-severe atopic dermatitis inadequately controlled by topical medications. 122 patients were randomized 1:1 to receive 300 mg of subcutaneous lirentelimab (n=61) or placebo (n=61) once every two weeks (Q2W). The primary endpoint was the proportion of patients who achieve at least a 75% reduction from baseline in eczema area and severity index (EASI-75) at 14 weeks.

Phase 2b MAVERICK Trial Design

The 12-week, randomized, double-blind, placebo controlled, multicentered trial evaluated the efficacy, safety and tolerability of lirentelimab versus placebo in adult patients with moderate-to-severe chronic spontaneous urticaria refractory to antihistamines. 123 patients were randomized 1:1 to receive 300 mg of subcutaneous lirentelimab (n=64) or placebo (n=59) once every two weeks (Q2W). The primary endpoint was the absolute change from baseline in Urticaria Activity Control (UAS)-7 at 12 weeks.

Conference Call and Webcast Information

The webcast and conference call will take place at 8:00 am ET / 5:00 am PT on January 16th, 2024. Please click here to pre-register to participate in the conference call and obtain your dial in number and PIN.

A webcast of the live call will be available online in the investor relations section of the Allakos website. Access to the webcast replay will be available approximately two hours after completion of the call and will be archived on the Company’s website for approximately 30 days.

About Allakos
Allakos is a clinical stage biotechnology company developing therapeutics which target immunomodulatory receptors present on immune effector cells involved in allergy, inflammatory and proliferative diseases. Activating these immunomodulatory receptors allows for the direct targeting of cells involved in disease pathogenesis and, in the setting of allergy and inflammation, has the potential to result in broad inhibition of inflammatory cells. The Company’s most advanced antibody in ongoing clinical development is AK006. AK006 targets Siglec-6, an inhibitory receptor expressed selectively on mast cells. Mast cells are widely distributed in the body and play a central role in the inflammatory response. Inappropriately activated mast cells have been identified as key drivers in a number of severe diseases affecting the gastrointestinal tract, eyes, skin, lungs and other organs. In preclinical studies,

AK006 appears to provide deep mast cell inhibition and, in addition to its inhibitory activity, reduce mast cell numbers. For more information, please visit the Company's website at www.allakos.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, statements regarding Allakos’ business plans and areas of focus; and the potential of AK006. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from current expectations and beliefs, including but not limited to: Allakos’ stages of clinical drug development; Allakos’ ability to timely initiate and complete clinical trials for AK006; Allakos’ ability to obtain required regulatory approvals for its clinical trials; uncertainties related to the enrollment of patients in its clinical trials; Allakos’ ability to demonstrate sufficient safety and efficacy of its product candidates in its clinical trials; uncertainties related to the success of clinical trials, regardless of the outcomes of preclinical testing or early-stage trials; Allakos’ ability to advance additional product candidates beyond AK006; Allakos’ ability to obtain additional capital to finance its operations; general economic and market conditions, both domestic and international; domestic and international regulatory obligations; and other risks. Information regarding the foregoing and additional risks may be found in the section entitled “Risk Factors” in documents that Allakos files from time to time to with the SEC. These documents contain and identify important factors that could cause the actual results for Allakos to differ materially from those contained in Allakos’ forward-looking statements. Any forward-looking statements contained in this press release speak only as of the date hereof, and Allakos specifically disclaims any obligation to update any forward-looking statement, except as required by law. These forward-looking statements should not be relied upon as representing Allakos’ views as of any date subsequent to the date of this press release.

Investor Contact:

Adam Tomasi, President

Alex Schwartz, VP Strategic Finance and Investor Relations

ir@allakos.com

Media Contact:

Denise Powell

denise@redhousecomms.com